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                                                                   EXHIBIT (18)


                               THE PNC(R) FUND

                                 (THE "FUND")

                 PLAN PURSUANT TO RULE 18f-3 FOR OPERATION OF

                      A MULTI-CLASS DISTRIBUTION SYSTEM

                               I.  INTRODUCTION


        On February 23, 1995, the Securities and Exchange Commission (the "Commission") promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution system without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. Currently, the Fund operates a multi-class distribution system pursuant to an exemptive order granted by the Commission on August 9, 1994. On September 29, 1995, the Board of Trustees of the Fund authorized the Fund to operate its current multi-class distribution system in compliance with Rule 18f-3. This Plan pursuant to Rule 18f-3 shall become effective immediately when it is filed with the Commission.

                          II.  ATTRIBUTES OF CLASSES


A.  Generally

        Each investment portfolio of the Fund (each a "Portfolio" and, collectively, the "Portfolios") may initially offer five classes of shares: i) Service Shares, ii) Series A Investor Shares; iii) Series B Investor Shares;
iv) Series C Investor Shares; and v) Institutional Shares.

        In general, shares of each class shall be identical except for different expense variables (which will result in different yields or total returns for each class), certain related rights and certain shareholder services. More particularly, Series A Investor, Series B Investor, Series C Investor, Service and Institutional Shares of each Portfolio shall represent equal pro rata interests in the same portfolio of investments of the particular Portfolio, and shall be identical
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in all respects, except for: (a) the impact of (i) distribution, shareholder servicing and shareholder processing expenses assessed to each particular share class; and (ii) any incremental expenses identified from time to time that should be properly allocated to each particular share class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the non-interested trustees; (b) the fact that each class shall vote separately on any matter submitted to shareholders that pertains to (i) the distribution and/or shareholder servicing plan applicable to such class and (ii) the class expenses borne by such class; (c) the exchange privileges and/or conversion features of each class of shares; (d) the designation of each class of shares of a Portfolio; and (e) the different shareholder services relating to each class of shares.

B.  Distribution Arrangements, Expenses and Sales Charges

          SERIES A INVESTOR SHARES

          Series A Investor Shares shall be available for purchase through PNC Bank, National Association ("PNC Bank") and its banking affiliates, institutional investors and registered broker-dealers.

          Series A Investor Shares of the Fund's equity portfolios (the "Equity Portfolios") and fixed income portfolios (the "Fixed Income Portfolios") generally shall be subject to a front-end sales charge at the rates (and subject to the reductions and exemptions) described in the prospectus. Series A Investor Shares of the Fund's money market portfolios (the "Money Market Portfolios") shall not be subject to a sales load.

          Series A Investor Shares of a Portfolio shall be subject to distribution, shareholder servicing and shareholder processing fees payable to service organizations. Services provided by service organizations with respect to the Series A Investor Shares may include: (a) providing reasonable assistance in connection with the distribution of Series A Investor Shares to their clients as requested from time to time by the Fund's distributor (the "Distributor"), which assistance may include forwarding sales literature and advertising provided by the Distributor; and (b) the following support services to their clients who may from time to time acquire and beneficially own Series A Investor Shares: (i) establishing and maintaining accounts and records relating to clients that invest in Series A Investor Shares; (ii) processing dividend and distribution payments from the Fund on behalf of clients; (iii) providing information periodically to clients showing their positions in Series A Investor Shares; (iv) arranging for bank wires; (v) responding to client inquiries relating to the services performed by the service organization; (vi) responding to routine
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inquiries from clients concerning their investments in Series A Investor
Shares; (vii) providing subaccounting with respect to Series A Investor Shares beneficially owned by clients or the information to the Fund necessary for subaccounting; (viii) if required by law, forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients;
(ix) assisting in processing purchase, exchange and redemption requests from clients and in placing such orders with the Fund's service contractors; (x) assisting clients in changing dividend options, account designations and addresses; (xi) providing clients with a service that invests the assets of their accounts in Series A Investor Shares pursuant to specific or pre-authorized instructions; and (xii) providing such other similar services as the Distributor may reasonably request to the extent the service organization is permitted to do so under applicable statutes, rules and regulations.

          SERIES B AND SERIES C INVESTOR SHARES

          Series B and Series C Investor Shares of the Equity and Fixed Income Portfolios shall be available for purchase through PNC Bank and its banking affiliates, institutional investors and registered broker-dealers. Series B and Series C Investor Shares of the Equity and Fixed Income Portfolios generally shall be subject to a contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in the prospectus.

          Series B Investor Shares of the Money Market Portfolios shall be available only to holders of Series B Investor Shares in the Equity Portfolios and the Fixed Income Portfolios who exchange their Series B investor Shares in such Portfolios for Series B Investor Shares in the Money Market Portfolios.

          Series C Investor Shares of the Money Market Portfolios shall be available only to holders of Series C Investor Shares in the Equity or Fixed income Portfolios who exchange their Series C Investor Shares in such Portfolios for Series C Investor Shares in the Money Market Portfolios.

          Series B and Series C Investor Shares of a Portfolio shall be subject to a distribution fee payable to the Distributor and/or to PNC Mutual Fund Company ("PMFC") pursuant to a distribution plan. Series B and Series C Investor Shares of a Portfolio shall also be subject to shareholder servicing and shareholder processing fees payable to service organizations, the Distributor and PMFC pursuant to a shareholder servicing and processing plan. Services provided by service organizations, the Distributor and PMFC to their customers beneficially owning
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Series B and Series C Investor Shares may include: (i) establishing and maintaining accounts and records relating to their customers that invest in Series B or Series C Investor Shares; (ii) processing dividend and distribution payments from the Fund on behalf of customers; (iii) arranging for bank wires;
(iv) providing sub-accounting with respect to Series B or Series C Investor Shares beneficially owned by customers or the information necessary for sub-accounting; (v) forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; (vi) assisting in processing purchase, exchange and redemption requests from customers and placing such orders with the Fund's service contractors; (vii) assisting customers in changing dividend options, account designations and addresses;
(viii) providing customers with a service that invests the assets of their account in Series B or Series C Investor Shares pursuant to specific or pre-authorized instructions; (ix) providing information periodically to customers showing their positions in Series B or Series C Investor Shares and integrating such statements with those of other transactions and balances in customers' other accounts; (x) responding to customer inquiries relating to the services performed by the service organization or the Distributor; and (xi) responding to customer inquiries concerning their investments in Series B or Series C Investor Shares.

          SERVICE SHARES

          Service Shares shall be available for purchase by institutions which act on behalf of their customers maintaining accounts with such institutions and which provide their customers with certain shareholder services. Service Shares shall also be available to investors acquiring Service Shares in connection with certain business combinations and holding such shares exclusively for their own account and for whom PFPC Inc. provides certain shareholder services.

          Service Shares of a Portfolio shall not be subject to a sales load, but shall be subject to shareholder servicing and shareholder processing fees payable to institutions (including PMFC). In consideration of such shareholder servicing and shareholder processing fees, institutions shall provide services to their customers which may include: (i) processing purchase and redemption requests from customers and placing orders with the Fund's transfer agent or Distributor; (ii) processing dividend payments from the Fund on behalf of customers; (iii) providing sub-accounting with respect to Service Shares beneficially owned by customers or the information necessary for sub-accounting; (iv) responding to customer inquiries relating to the services performed by the institution and to customer inquiries concerning their investments in Service
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Shares; (v) providing information periodically to customers showing their positions in Service Shares; and (vi) other similar shareholder liaison services.

          INSTITUTIONAL SHARES

          Institutional Shares shall be available from the Distributor for purchase by institutional investors. Institutional Shares shall not be subject to a sales load or a separate fee payable pursuant to any distribution plan or service plan.

C.   Exchange Privileges

          SERIES A INVESTOR SHARES

          A holder of Series A Investor Shares in an Equity or a Fixed Income Portfolio generally shall be permitted to exchange his shares for Series A Investor Shares of any other Portfolio of the Fund at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange. A holder of Series A Investor Shares in a Money Market Portfolio generally shall be permitted to exchange his shares for Series A Investor Shares of another Money Market Portfolio, or for Series A Investor Shares or Series B Investor Shares or Series C Investor Shares of any Equity or Fixed Income Portfolio of the Fund at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, plus any applicable sales charge.

          SERIES B INVESTOR SHARES

          A holder of Series B Investor Shares of a Portfolio generally shall be permitted to exchange his shares for Series B Investor Shares of any other Portfolio of the Fund at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange.

          SERIES C INVESTOR SHARES

          A holder of Series C Investor Shares of a Portfolio generally shall be permitted to exchange his shares for Series C Investor Shares of any other Portfolio of the Fund at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange.

          SERVICE SHARES

          A holder of Service Shares in a Portfolio generally shall be permitted to exchange his shares for Service Shares of any other Portfolio of the Fund at the net asset value
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of such shares next determined after the transfer agent's receipt of a request for an exchange.

            INSTITUTIONAL SHARES

            A holder of Institutional Shares in a Portfolio generally shall be permitted to exchange his shares for Institutional Shares of any other Portfolio of the Fund at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange.

D.   Conversion Features

            SERIES A INVESTOR SHARES

            The Fund initially shall not offer Series A Investor Shares with a conversion feature.

            SERIES B INVESTOR SHARES

            Six years after the date of purchase, Series B Investor Shares of a Portfolio shall automatically convert to Series A Investor Shares of the same Portfolio at the net asset value of each class of shares at the time of conversion. Upon each conversion of Series B Investor Shares of a Portfolio that were not acquired through reinvestment of dividends or distributions, a proportionate amount of Series B Investor Shares of such Portfolio that were acquired through reinvestments of dividends or distributions will likewise automatically convert to Series A Investor Shares of the same Portfolio.

            SERIES C INVESTOR SHARES

            The Fund initially shall not offer Series C Investor Shares with a conversion feature.

            SERVICE SHARES

            At the election of the holders of Service Shares who desire additional shareholder services, Service Shares of a Portfolio on the basis of the net asset values of such shares next determined after the transfer agent's receipt of a conversion request.

            INSTITUTIONAL SHARES

            The Fund initially shall not offer Institutional Shares with a conversion feature.

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E.   Shareholder Services

          1.   Redemption by Check

               Holders of Series A Investor Shares in the Fund's Money Market Portfolios shall be able to redeem such shares by check. The checkwriting option shall not be available in connection with the redemption of Series B or Series C Investor Shares of the Money Market Portfolios, Service Shares or Institutional Shares of the Money Market Portfolios or shares of any class of the Equity and Fixed Income Portfolios.

          2.   Systematic Withdrawal Program

               The Fund initially shall offer a systematic withdrawal program whereby, in general, investors may arrange to have Series A Investor Shares, Series B Investor Shares or Series C Investor Shares redeemed automatically.

               The Fund initially shall not offer a systematic withdrawal program to investors in Service Shares or Institutional Shares.

          3.   Automatic Investing

               The Fund shall initially offer an automatic investing program whereby, in general, an investor may arrange to have Series A Investor Shares, Series B Investor Shares or Series C Investor Shares purchased automatically by authorizing the Fund's transfer agent to withdraw funds from the investor's bank account.

               The Fund initially shall not offer the automatic investment program to investors in Service Shares or Institutional Shares.

F.   Methodology for Allocating Expenses Among Classes

               Class-specific expenses of a Portfolio shall be allocated to the specific class of shares of that Portfolio. Non-class-specific expenses of a Portfolio shall be allocated in accordance with Rule 18f-3(c).